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                                                                    EXHIBIT 3.5




  CERTIFICATE NUMBER ________                           NUMBER OF UNITS  _______

                                     CAPTEC
                              Financial Group Inc.

                   Captec Franchise Capital Partners L.P. IV

                  CERTIFICATE OF LIMITED PARTNERSHIP INTEREST

                             A LIMITED PARTNERSHIP
                          FORMED UNDER THE LAWS OF THE
                               STATE OF DELAWARE

CAPTEC FRANCHISE CAPITAL PARTNERS LIMITED PARTNERSHIP IV, (the "Partnership"), a Delaware limited partnership hereby certifies that___________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(the "Limited Partner"), whose address is _____________________________________

_______________________________________________________________________________

is shown on its books and records as the owner of _____________________________ (_______________) Limited Partnership Units, as defined in the Limited Partnership Agreement and Certificate of Limited Partnership (the "Partnership Agreement"), of the Partnership and, as such, is entitled to all of the rights, privileges and duties of a Limited Partner as set forth in the Partnership Agreement, as currently in effect or as hereafter amended. The Limited Partner's address listed above will be deemed to be current until written notice to the contrary is received by the Partnership.

Transfers and assignments of the Limited Partnership Units evidenced hereby may be made only upon and subject to all of the terms, conditions and restrictions contained in the Partnership Agreement, as currently in effect or as hereafter amended, and in this Certificate, all of which terms, conditions and restrictions are hereby incorporated herein and made a part hereof.

ONLY THE PERSON(S) NAMED IN THIS CERTIFICATE WILL BE RECOGNIZED FOR PURPOSES OF PARTNERSHIP DISTRIBUTIONS, ALLOCATION OF ITEMS OF INCOME AND EXPENSES FOR TAX PURPOSES, OR ANY OTHER MATTER AFFECTING THE PARTNERSHIP.,

ATTENTION CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

IN WITNESS WHEREOF, the Partnership has caused this certificate to be executed this ____ day of __________, 19_____ by a duly authorized General Partner.

                                     CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

                                     By:_____________________________________
                                          Patrick L. Beach, General Partner